                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY

                            SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (this "AGREEMENT") is made as of this 29th day of April, 2005, by and among Power Solar System Co. Ltd., a company organized and existing under the laws of the British Virgin Islands (the "COMPANY"), each of the parties set forth in Schedule A (the "COMPANY WARRANTORS"), each of the investors set forth in Schedule B (the "INVESTORS"), and Mr. Shi Zhengrong (the "FOUNDER").

                                   WITNESSETH

     THE PARTIES HEREBY AGREE AS FOLLOWS:

1. DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings ascribed to them in the Schedule of Definitions.

2. PURCHASE AND SALE OF SHARES.

     2.1 SALE AND ISSUANCE OF SERIES A PREFERRED SHARES.

     (i) The Company shall adopt and file with the Registrar of Companies of the British Virgin Islands on or before the Closing (as defined below) the Memorandum and Articles in the form attached hereto as Exhibit A.

     (ii) On or prior to the Closing, the Company shall have authorized (i) the sale and issuance to the Investors of the Series A Preferred Shares and (ii) the issuance of the Conversion Shares. The Series A Preferred Shares shall have the rights, preferences, privileges and restrictions set forth in the Memorandum and Articles.

     (iii) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing, that number of the Company's Series A Preferred Shares set forth opposite such Investor's name on Schedule B hereto for the purchase price set forth thereon.

     (iv) The Company will use the proceeds from the sale of the Series A Preferred Shares solely in accordance with the Restructuring Plan as more particularly set forth on Schedule C.

     2.2 CLOSING

     Subject to the satisfaction of the conditions to closing set forth in
Section 5 and Section 6 of this Agreement, the purchase and sale of the shares of Series A Preferred Shares set forth on Schedule A shall take place at the offices of Morrison & Foerster LLP, Suite 3803, Bund Center No. 222, Yan An Road East, Shanghai 200002, PRC, at 10:00 a.m., on May 6, 2005, or at such other time and place as the Company and Investors acquiring in the aggregate more than two-thirds (66.667%) of the shares of Series A Preferred Shares sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "CLOSING").

     2.3 CLOSING DELIVERY

     At the Closing, the Company shall deliver to each Investor a certificate or certificates in form reasonably satisfactory to such Investor evidencing the Series A Preferred Shares to be purchased by such Investor, registered in such Investor's or its nominee's name as evidenced by delivery of a certified copy of the Company's Shares Register, reflecting each Investor's ownership of the Series A Preferred Shares purchased hereunder, against delivery to the Company of the purchase price therefor, by a wire transfer of United States Dollars in immediately available funds or by other payment methods mutually agreed to by Company and Investors acquiring more than half of the Series A Preferred Shares sold pursuant hereto.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE COMPANY WARRANTORS AND THE FOUNDER. The Company, each of the Company Warrantors and the Founder jointly and severally represent and warrant to each of the Investors as of the date of this Agreement and as of the Closing that, other than as set forth in the Disclosure Schedule (the "DISCLOSURE SCHEDULE") with specific reference to the Section to which exception is being taken:

     3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION.

     (i) Each member of the Company Group is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each member of the Company Group has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which it operates business and the failure to so qualify would have a material adverse effect on its financial condition, business or properties.

     (ii) The Company is an International Business Company, duly organized, validly existing and in good standing under the laws of British Virgin Islands, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which it operates business and the failure to so qualify would have a material adverse effect on its financial condition, business or properties. The Company is a holding company and has no business activities other than the ownership of PSS, Eucken Capital and Wuxi Suntech. The Company has no liabilities or obligations and is not party to any agreement, contract or commitment (other than those relating solely to either the transactions contemplated by this Agreement, its ownership of PSS, Eucken Capital and Wuxi Suntech or the business of Wuxi Suntech, each of which is set forth in Schedule 3.1(ii) of the Disclosure Schedule).

     (iii) Wuxi Suntech is a foreign invested equity joint venture, duly organized and validly existing under the laws of the PRC. The formation of Wuxi Suntech was duly approved by MOFCOM or its authorized local counterpart. Wuxi Suntech has the corporate power and authority to own and operate its properties and to carry on its business as specified in the scope of business in the business license issued to Wuxi Suntech.

     3.2 CAPITALIZATION AND VOTING RIGHTS.

     The authorized capital is and as of the Closing will be US$5,000,000. The authorized capital of the Company consists, or will consist immediately prior to the Closing of:

     (i) ORDINARY SHARES. (i) 465,332,948 Ordinary Shares, par value US$0.01 per share (the "ORDINARY SHARES"), of which 90,000,000 shares are issued and outstanding, and 34,667,052 of which are reserved for issuance upon conversion of the Series A Preferred Shares.

     (ii) PREFERRED SHARES 34,667,052 Preferred Shares, all of which have been designated Series A Preferred Shares, par value US$0.01 per share (the "SERIES A PREFERRED SHARES"), none of which is issued and outstanding.

     (iii) On the date hereof and at the Closing, giving effect to the Share Division and Bonus Issuance, the issued and outstanding share capital of the Company is and will be as set forth in the Schedule 3.2(iii), which lists the name of each holder and the number of shares held by such holder. For purposes hereof, the "SHARE DIVISION" means the subdivision of the share capital of the Company from 50,000 shares of par value US$1.00 per share into 5,000,000 shares of par value US$0.01 per share, and the "BONUS ISSUANCE" means the bonus issue of Ordinary Shares to the holders of Ordinary Shares on the basis of 17 Ordinary Shares for every Ordinary Share held. Both the Share Division and the Bonus Issuance have been completed in compliance with all applicable Laws as of the date hereof.

     (iv) Schedule 3.2(iv) of the Disclosure Schedule shows an accurate and true list of all outstanding securities of the Company and Wuxi Suntech and their respective holders to be in effect on immediately following the Closing.

     (v) As of the date hereof and the Closing, except as provided in this Agreement, the Ancillary Agreements, the 2005 ESOP, and the rights and privileges of the Series A Preferred Shares under the Memorandum and Articles, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

     (vi) Except as may be provided by the terms of the Series A Preferred Shares or as otherwise set forth in Schedule 3.2(vi) of the Disclosure Schedule, the Company is not subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any equity interest held by its shareholders or to purchase or otherwise acquire or retire any of its other outstanding securities.

     3.3 GROUP STRUCTURE.

     (i) Schedule 3.3(i) of the Disclosure Schedule lists each Group Company, and correctly sets forth the capitalization of such Group Company, the Company's ownership interest therein, the interest of any other Person therein, the nature of legal entity which the Group Company constitutes, the jurisdiction in which the Group Company was organized, each jurisdiction in which the Group Company is required to be qualified or licensed to do business as a foreign Person and a brief summary of the Group Company's business.

     (ii) Except in respect of any interest held in any Group Company, none of the Company or the Group Companies has any Subsidiaries or owns or controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity. Except as set forth in
Schedule 3.3(ii) of the Disclosure Schedule, none of the Company or the Group Companies maintains any offices or any branches.

     (iii) In respect of any ownership interest held in a Group Company by the Company or another Group Company, as described in Schedule 3.3(iii) of the Disclosure Schedule, (a) the Company or such other Group Company holds good and valid title to such ownership interest free and clear of all restrictions on transfer or other encumbrances, other than those restrictions on transfer or other encumbrances created by the Ancillary Agreements or the constitutional documents, (b) such ownership interest was acquired in compliance with all Applicable Laws, including those promulgated by SAFE and those regulating the offer, sale or issuance of securities generally, and (c) there are no outstanding options or rights for the purchase or acquisition from the Company or such other Group Company of such ownership interest. There are no outstanding options, warrants, rights (including registration, conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements or agreements of any kind for the purchase or acquisition from any Group Company of any of its equity. None of the Group Companies is subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any interest held by its equityholders or to purchase or otherwise acquire or retire any of its securities.

     (iv) In respect of Wuxi Suntech, the full amount of the registered capital thereof has been contributed, such contribution has been duly verified by a certified accountant registered in the PRC and the accounting firm employing such accountant, and the report of the certified accountant evidencing such verification has been registered with the SAIC.

     3.4 AUTHORIZATION. Each of the Company, the Company Warrantors and the Founder has all requisite power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and to carry out and perform its obligations thereunder. All corporate action on the part of each of the Company, the Company Warrantors and their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a party, the performance of all obligations of each of the Company and the Company Warrantors thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery by the Company of the Series A Preferred Shares being sold hereunder and the Ordinary Shares issuable upon conversion of such Series A Preferred Shares, has been taken or will be taken prior to the Closing. This Agreement and each of the Ancillary Agreements to which each of the Company, the Company Warrantors or the Founder is a party have been duly executed and delivered by each of the Company, the Company Warrantors and the Founder, and constitute valid and legally binding obligations thereof, enforceable thereagainst in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Neither the issue of any Series A Preferred Shares nor the issue of any Conversion Shares is subject to any preemptive rights or rights of first refusal.

     3.5 VALID ISSUANCE OF SERIES A PREFERRED SHARES.

     (i) The Series A Preferred Shares that are being purchased by or issued to the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than such restrictions on transfer as may be imposed by this Agreement, the Ancillary Agreements or the Memorandum and Articles. The Ordinary Shares issuable upon conversion of the Series A Preferred Shares purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Memorandum and Articles, will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer other than such restrictions on transfer as may be imposed by this Agreement, or the Ancillary Agreements or the Memorandum and Articles.

     (ii) All presently outstanding shares of the Company are duly and validly issued, fully paid and non-assessable, and in each case such shares have been issued in full compliance with the requirements of all applicable securities laws and regulations, including to the extent applicable, the Securities Act and all other antifraud and other provisions of applicable securities laws and regulations.

     3.6 LICENSES

          (i) Schedule 3.6 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material to the business or operations of the Group Companies, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Company has delivered to the Investors true and complete copies of all such Licenses.

               (a) Each Group Company owns or validly holds all Licenses that are necessary to conduct its business and own and operate its assets and properties as presently conducted and operated, and can obtain, without undue burden or expense, all Licenses for the conduct of its businesses as currently conducted and as proposed to be conducted;

               (b) Each License listed in Schedule 3.6 of the Disclosure
Schedule is valid, binding and in full force and effect; and

               (c) No Group Company is or has at any time been, or has received any notice that it is or has at any time been, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

          Without limiting the generality of paragraph (i) above, all Licenses required under PRC Laws for the due and proper establishment and operation of Wuxi Suntech and the consummation of the transactions contemplated hereby have been duly obtained from the relevant Governmental Authority and are in full force and effect. All filings and registrations with the relevant PRC Governmental Authority required in respect of Wuxi Suntech and each of their operations, including but not limited to registration with MOFCOM, SAIC, and SAFE have been duly and timely completed in accordance with the relevant PRC Laws. The consummation of the transactions contemplated under this Agreement and each of the Ancillary Agreements will not result in a termination or revocation of any of the Material Licenses. Each

Group Company is in compliance with applicable requirements of the relevant tax bureau, customs authorities and product registration authorities to which it and its business is subject.

     3.7 CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other third party on the part of any of the Company, the Company Warrantors or the Founder will be required in connection with the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated thereby which has not already been secured or effected or will be secured or effected prior to the Closing.

     3.8 OFFERING. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Series A Preferred Shares and the Conversion Shares (when issued), as contemplated by this Agreement, is exempt from the registration and prospectus delivery requirements of the Securities Act and any applicable securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action that would cause the loss of such exemption.

     3.9 BUSINESS PLAN. The business plan and budget dated April 29, 2005, as amended (the "2005 BUSINESS PLAN AND BUDGET") was previously delivered to the Investors by the Company and is attached as Exhibit B hereto. The 2005 Business Plan and Budget, including an annual profit and loss projection of Wuxi Suntech for the fiscal years 2005 and 2006, does not contain any untrue statement of a material fact, nor does it omit to state a material fact necessary to make the statements therein not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in the 2005 Business Plan and Budget, the Company represents only it believes there is a reasonable basis therefor.

     3.10 BOOKS AND RECORDS; MINUTES. All accounts, ledgers, material files, documents, instruments, papers, books and records relating to the business, operations, conditions (financial or other) of each member of the Company Group, results of operations, and assets and properties of each member of the Company Group (collectively, the "BOOKS AND RECORDS"), each as supplied to the Investors, are true, correct, complete and current in all material respects, there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they have been maintained in accordance with relevant legal requirements and industry standards, as applicable, including the maintenance of an adequate system of internal controls. The minute books of each member of the Company Group, as made available to Investors and their representatives, contain complete and accurate records of all meetings of and corporate actions or written consents by the shareholders and the board of such member of the Company Group and, to the extent that such minute books are deficient, all material information not contained in such minutes has been conveyed to the Investors in other written form.

     3.11 TAX MATTERS. All tax returns required to be filed in respect of each member of the Company Group have been duly and timely filed, have been prepared in compliance with Applicable Law, and are true, correct and complete. All Taxes due and payable by each member of the Company Group, whether or not shown as due on such tax returns, have been fully paid when due. Each member of the Company Group has established adequate reserves on their respective books of account for all Taxes and for the liability for deferred income Taxes payable in respect of such member of the Company Group. There have been no extraordinary examinations or audits of any tax returns or reports by any applicable governmental agency.

     3.12 FINANCIAL STATEMENTS.

     (i) The Company has delivered to the Investors and attached as Schedule 3.12(i) of the Disclosure Schedule audited non-consolidated income statements and statements of changes in cash flow for the fiscal years ended December 31, 2003 and December 31, 2004, and audited non-consolidated balance sheets as of December 31, 2003 and December 31, 2004, all prepared under IFRS and with respect to each member of the Company Group, if any (collectively, the "AUDITED FINANCIAL STATEMENTS"). The Audited Financial Statements, together with the notes thereto, are complete and correct in all material respects and present fairly the financial condition and position of the Company Group as of the dates of such statements.

     (ii) The Company has delivered to the Investors and attached as Schedule 3.12(ii) of the Disclosure Schedule unaudited, non-consolidated income statements and statements of changes in cash flow for the period from January 1, 2005 to March 31, 2005 (the "STATEMENT DATE"), and unaudited, non-consolidated balance sheet as of March 31, 2005 (the "INTERIM BALANCE SHEETS"), with respect to each member of the Company Group, if any (collectively, the "INTERIM FINANCIAL STATEMENTS", and together with the Audited Financial Statements, the "FINANCIAL STATEMENTS"). The Interim Financial Statements, together with the notes thereto, are complete and correct in all material respects and present fairly the financial condition and position of the Company Group as of the Statement Date; except as disclosed therein and except that the Interim Financial Statements do not contain additional financial statement and footnotes, and are subject to normal year-end adjustments (which the Company believes will not be material in the aggregate). The Company's combined statements of operations do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and the Company's interim financial statements include all adjustments, which consist only of normal recurring accruals, necessary for a fair presentation.

     (iii) There are no debts, liabilities, or claims owed by or against any member of the Company Group, of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than liabilities set forth in the Interim Balance Sheets applicable thereto or disclosed in Schedule 3.12(iii) of the Disclosure Schedule. None of the members of the Company Group is a guarantor or indemnitor of, or has provided security for, any indebtedness of any Person.

     (iv) Except as otherwise disclosed in Schedule 3.12(iv) of the Disclosure Schedule, all of the accounts receivable and notes receivable owing to each member of the Company Group, including without limitation all accounts receivable and notes receivable set forth on the Interim Balance Sheets, constitute valid and enforceable claims other than accounts receivable and notes receivable which individually and in the aggregate would not result in a Material Adverse Event if unpaid, and are good and collectible in the ordinary course of business in all material respects, net of any reserves shown on the Interim Balance Sheets applicable thereto (which reserves are adequate and were calculated on a basis consistent with IFRS), and no further goods or services are required to be provided in order to complete the sales and to entitle such Person to collect in full. There are no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any member of the Company Group.

     3.13 CHANGES. Since the Statement Date, except as otherwise disclosed in
Schedule 3.13 of the Disclosure Schedule:

     (i) None of the members of the Company Group has entered into any transaction that was not in the ordinary course of business.

     (ii) There has been no Material Adverse Event (individually or when separate events are taken together) with respect to any member of the Company Group or the Company Group taken as a whole.

     (iii) None of the members of the Company Group has incurred any obligation or liability except obligations or liabilities incurred in the ordinary course of business.

     (iv) There has been no resignation or termination of employment of any Senior Manager of any member of the Company Group, and the Company has no Knowledge of any impending resignation or termination of employment of any Senior Manager of any member of the Company Group.

     (v) There has been no labor dispute involving any member of the Company Group or any of its respective employees and none is pending or threatened.

     (vi) There has been no material change in any compensation arrangement or agreement with any employee of any member of the Company Group.

     (vii) There have been no loans or guarantees made by any member of the Company Group to or for the benefit of any Person, other than travel advances and other advances made to employees in the ordinary course of business.

     (viii) There has been no waiver by any member of the Company Group of a material right or debt owing to such member.

     (ix) No member of the Company Group has purchased, acquired, sold, leased, granted a security interest in, pledged, mortgaged, created a lien in, or otherwise transferred a material portion of any material asset, whether tangible or intangible, other than the sale of inventory in the ordinary course of business and other than the creation of liens for taxes not yet due or payable.

     (x) There has been no material change to, or termination of, any Material Contracts, no member of the Company Group has entered into any new Material Contracts other than those listed in Schedule 3.15, and there has been no change to the charter document of any member of the Company Group.

     (xi) There has been no declaration, setting aside or payment or other distribution in respect of any of the share capital of any member of the Company Group, or any direct or indirect redemption, purchase or other acquisition of any such share capital by any member of the Company Group.

     (xii) None of the members of the Company Group has incurred any indebtedness for money borrowed.

     (xiii) There has been no damage to, destruction or loss of physical property (whether or not covered by insurance) materially affecting the business or operations of any member of the Company Group.

     (xiv) There has been no sale, assignment or transfer of any tangible or intangible assets of any member of the Company Group except in the ordinary course of business consistent with past practice.

     (xv) There has been no agreement or commitment by any member of the Company Group to do any of the things described in this Section 3.12.

     3.14 LITIGATION. Except as set forth in Schedule 3.14 of the Disclosure Schedule, there is no litigation pending or threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against or affecting the Company Group, or any of their respective assets or properties, nor is the Company have Knowledge of any facts which are likely to give rise to any such litigation.

     3.15 MATERIAL CONTRACTS. Schedule 3.15 of the Disclosure Schedule lists each outstanding Contract to which any member of the Company Group is a party or to which any member of the Company Group or any of their respective properties is subject or by which any thereof is bound that is deemed a Material Contract under this Agreement.

     (i) True and complete copies of the Material Contracts, including any amendments and supplements to such Contracts, have been delivered to each of the Investors.

     (ii) Unless otherwise noted on Schedule 3.15(ii) of the Disclosure Schedule, each of the Material Contracts was entered into in the ordinary course of business.

     (iii) Each Material Contract is valid and subsisting, enforceable by the parties thereto in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(b) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies. Each member of the Company Group has duly performed all its obligations under each Material Contract to the extent that such obligations to perform have accrued. No breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under any of the Material Contracts by any member of the Company Group, as the case may be, or any other party or obligor with respect thereto, has occurred, or as a result of this Agreement or any Ancillary Agreement, or the performance hereof or thereof, will occur.

     (iv) Consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of any member of the Company Group under any Material Contract.

     (v) Notwithstanding anything to the contrary provided herein, each of the following Contracts is deemed to be a Material Contract and has been identified in Schedule 3.15 of the Disclosure Schedule: (a) any Contract that, after the Statement Date, obligates any member of the Company Group to pay an amount in excess of US$250,000, (b) any Contract that has an unexpired term of more than one (1) year valued in excess of US$250,000, (c) any Contract on which the business of any member of the Company Group is substantially dependent or which is otherwise material to the business of any of the Company Group, (d) any loan agreement, indenture, letter of credit, security agreement, mortgage pledge agreement, deed of trust, bond, note, or other agreement relating to the borrowing of money or to the mortgaging, pledging, transferring of a security interest, or otherwise placing an encumbrance on any material asset or material part of the assets of any member of the Company Group, in an amount in excess of US$250,000;

     (e) any Contract involving a guarantee of performance by any Person or involving any agreement to indemnify or act as surety for any Person, or any other Contract to be contingently or secondarily liable for the obligations of any Person, (f) any Contract that limits or restricts the ability of any member of the Company Group to compete or otherwise to conduct its business in any manner or place;

     (g) any joint venture, partnership, alliance or similar Contracts involving a sharing of profits or expenses (including joint development and joint marketing contracts); (h) any asset purchase agreement, share purchase agreement or other Contract for acquisition of assets or shares of another Person; (i) any agreement for the divestiture of (1) any assets by or of any member of the Company Group for consideration in excess of US$250,000 or (2) any shares of capital stock of any member of the Company Group; (j) any sales agency, marketing or distributorship Contract the termination or non-extension of which would result in a Material Adverse Event; (k) any Contract requiring performance in any country other than the PRC; (l) any Contract that grants a power of attorney, agency or similar authority to another Person or entity, agency or similar authority to another Person or entity, (m) any Contract that contains a right of first refusal in respect of the share capital of any member of the Company Group; (n) all supply agreements with vendors for materials, parts and other inputs for the Company's products and supply agreements with a value in excess of US$250,000, (o) all contracts with customers of the Company with a value (or expected value) in excess of US$250,000 and (p) any other Contract that was not made in the ordinary course of business.

     3.16 COMPLIANCE WITH LAWS.

     (i) Each member of the Company Group is, and at all times has been, in full compliance with all Applicable Laws.

     (ii) No event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any member of the Company Group of, or a failure on the part of any member of the Company Group to comply with, any Applicable Law, or (b) may give rise to any obligation on the part of any member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (iii) None of the members of the Company Group has received any notice or other communication (whether oral or written) from any governmental or regulatory body regarding (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Applicable Law, including without limitation any applicable Environmental Laws and Applicable Law relating to customs, transfer pricing, foreign exchange and related import and export regulations or (b) any actual, alleged, possible, or potential obligation on the part of any member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (iv) None of the members of the Company Group or any Founder, director, agent, employee or any other person acting for or on behalf of such member of the Company Group, has directly or indirectly (a) made any contribution, gift, bribe, payoff, influence payment, kickback, or any other fraudulent payment in any form, whether in money, property, or services to any person, including but not limited to any officer of any Governmental Authority (w) to obtain favorable treatment in securing business for such member or any other member of the Company Group, (x) to pay for favorable treatment for business secured, (y) to obtain special concessions or for special concessions already obtained, for or in respect of such member or any other member of the Company Group, or (z) in violation of any Applicable Law, or (b) established or maintained any fund or assets in which such member of the Company Group has proprietary rights that have not been recorded in the Books and Records of such member of the Company Group.

     3.17 REAL PROPERTY.

     (i) None of the members of the Company Group owns or has legal or equitable title or other right or interest in any real property other than the land use rights (the "LAND USE RIGHTS") held by the Company Group as set forth in
Schedule 3.17(i) of the Disclosure Schedule or as held pursuant to Lease (as defined below). True and complete copies of the certificates evidencing the Land Use Rights have been delivered to each of the Investors or their agents or professional advisers and any land grant premium required under Applicable Law in connection with securing such Land Use Rights has been fully paid. The Company's use of any real property has conformed to the intended use of such real property as granted under the applicable Land Use Rights. The particulars of the Land Use Rights as set out in Schedule 3.17(i) of the Disclosure Schedule are true and complete.

     (ii) Schedule 3.17(ii) of the Disclosure Schedule sets forth each leasehold interest with the annual lease payment in excess of US$50,000 pursuant to which any member of the Company Group holds any real property (a "LEASE"), indicating the parties to such Lease, the address of the property demised under the Lease, the rent payable under the Lease and the term of the Lease. Each Lease constitutes the entire agreement to which any member of the Company Group is party with respect to the property demised thereunder, and a true and complete copy of each such Lease has been delivered to the Investors, together with all amendments, modifications, alterations and other changes thereto. Each Lease is valid and subsisting, enforceable against the parties thereto in accordance with its terms. As of the date hereof, all conditions precedent to the enforceability of each Lease have been satisfied and there exists no breach or default, nor state of facts which, with the passage of time, notice, or both, would result in a breach or default on the part of any party to the Lease. Each member of the Company Group has accepted possession of the property demised pursuant to each Lease and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest except as set forth on Schedule 3.17(ii) of the Disclosure Schedule. The particulars of the Leases as set out in Schedule 3.17(ii) of the Disclosure Schedule are true and complete.

     (iii) Except as set forth in Schedule 3.17(iii) of the Disclosure Schedule, each member of the Company Group has obtained property ownership certification for the plants, buildings and improvements located on land with respect to which it holds Land Use Rights (collectively, the "IMPROVEMENTS"). The Improvements and the operation thereof are part of a construction project plan approved by the applicable construction commission for the jurisdiction where the Improvements are located and do not (A) contravene any Applicable Law relating to zoning or building or (B) violate any restrictive covenant or any provision, in the case of either (i) or (ii), the effect of which could interfere with or prevent the continued use of such Improvements for the purpose for which they are now being used. All of the Improvements are in good operating condition and in a state of reasonable maintenance and repair (except for ordinary wear and tear) and are adequate for the conduct of the business of each member of the Company Group as currently conducted.

     (iv) Each of the Land Use Rights and the Improvements is free and clear of any and all encumbrances except for those identified in Schedule 3.17(iv) of the Disclosure Schedule. A true and complete copy of each of the agreements relating to the encumbrances identified in Schedule 3.17(iv) of the Disclosure Schedule (the "MORTGAGES") has been delivered to each of the Investors or their agents or professional advisors.

     (v) Except as set forth in Schedule 3.17(v), none of the Company Group uses any real property in the conduct of its business except insofar as it holds valid Land Use Rights or has secured a Lease with respect thereto. No default or event of default on the part of any member of the Company Group or event which, with the giving of notice or passage of time or both, would constitute a default or event of default has occurred and is continuing unremedied or unwaived under the terms of any of the Land Use Rights, the Leases or Mortgages. There exists no pending or threatened condemnation, confiscation, dispute, claim, demand or similar proceeding with respect to, or which could materially and adversely affect, the continued use and enjoyment of any Land Use Right, Lease or Improvement. The Land Use Rights, Leases and Mortgages are valid and subsisting and are enforceable in accordance with the terms contained therein in all material respects.

     3.18 PERSONAL PROPERTY.

     (i) The personal property of each member of the Company Group is sufficient for the conduct of its business as currently conducted.

     (ii) All personal property of each member of the Company Group which is reflected in the Interim Balance Sheet therefor delivered to the Investors under
Section 3.12(ii) or which has been acquired by any member of the Company Group since the Statement Date and which has not been disposed of in the ordinary course of its business is owned by such member of the Company Group free and clear of any encumbrances

     (iii) All machinery, tools and equipment of each member of the Company Group (other than inventories) which are reflected in the Interim Balance Sheet therefor delivered to the Investors under Section 3.12(ii) or which have been acquired thereby since the date of such balance sheet are in a state of reasonable maintenance and repair (except for ordinary wear and tear) and are adequate for the conduct of the business thereof as currently operated.

     (iv) The inventories of each member of the Company Group which are reflected in the Interim Balance Sheet therefor delivered to the Investors under
Section 3.12(ii) were, on the Statement Date, in good condition, and any inventories produced or acquired thereby after such date (to the extent not sold or otherwise disposed of in the ordinary course of business), are in good condition, are useable or useful in the ordinary course of the business thereof and are not in excess of reasonable requirements.

     3.19 ENTIRE BUSINESS. There are no material facilities, services, assets or properties shared with any other entity, which are used in connection with the Company Group, and all of the facilities, services, assets or properties owned by the Group Companies are sufficient to conduct its business as proposed to be conducted.

     3.20 COMPLIANCE WITH OTHER INSTRUMENTS. None of the members of the Company Group is in, nor will the conduct of business of any of them as proposed to be conducted result in, any violation, breach or default of the Memorandum and Articles or any other constitutional documents (which include, as applicable, any articles of incorporation, by-laws, joint venture contracts and the like), or of any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which either is a party or may be bound, or of any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon any of them. The execution, delivery and performance of and compliance with each of the Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated thereby, will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Memorandum and Articles or any other such constitutional documents, any such contract, agreement or instrument, or a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company Group.

     3.21 INTERESTED PARTY TRANSACTIONS. No officer, director or founder of the Company Group or any Affiliate of any of them has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to any member of the Company Group any goods, property, technology, intellectual or other property rights or services; or (b) any contract or agreement to which any member of the Company Group is a party or by which it may be bound or affected, except as set forth in Schedule
3.21 of the Disclosure Schedule. All such contracts and agreements were made on terms and conditions as favorable to such member of the Company Group as would have been obtainable by it at the time in a comparable arm's-length transaction with an unrelated party.

     3.22 INTELLECTUAL PROPERTY RIGHTS.

     (i) Each member of the Company Group owns or otherwise has the sufficient legal right or license to use all Intellectual Property necessary to permit the members of the Company Group to carry on their businesses as currently conducted and as proposed to be conducted. No claims are currently being asserted against any member of the Company Group, nor is any member of the Company Group aware of any threatened claim or demand, by any other Person (a) challenging or questioning the Company Group's validity, enforceability, ownership or use of any of the Intellectual Property owned or used by the Company Group or the validity or effectiveness of any license or similar agreement with respect thereto or (b) alleging any interference, infringement, misappropriation or unfair competition or trade practices.

     (ii) Schedule 3.22(ii) of the Disclosure Schedule sets forth a complete list of the (a) trademark registrations and applications; (b) patents (including issued and applications therefore); and (c) registered copyrights of each member of the Company Group.

     (iii) Each member of the Company Group has taken reasonable steps and measures to establish and preserve ownership of or right to use all Intellectual Property material to the operation of its business. Each member of the Company Group has taken reasonable steps to register, protect, maintain, and safeguard the Intellectual Property material to its business, including any Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and has had executed appropriate nondisclosure and confidentiality agreements and made all appropriate filings, registrations and payments of fees in connection with the foregoing. There is no infringement or misappropriation by any other Person of any Intellectual Property of any member of the Company Group. No proceedings or claims in which any member of the Company Group alleges that any Person is infringing upon, or otherwise violating, any Intellectual Property of any member of the Company Group are pending, and none has been served, instituted or asserted by any member of the Company Group.

     (iv) Each member of the Company Group owns all rights in and to any and all Intellectual Property used or planned to be used by such member of the Company Group, or covering or embodied in any past, current or planned activity, service or product of such member of the Company Group, which Intellectual Property was made, developed, conceived, created or written by any consultant retained, or any employee employed, by such member of the Company Group. No former or current employee, and no former or current consultant, of any member of the Company Group has any rights in any Intellectual Property made, developed, conceived, created or written by the aforesaid employee or consultant during the period of his or her retention by such member of the Company Group which can be asserted against such member of the Company Group. Except as set forth on Schedule 3.22(iv) of the Disclosure Schedule, each former and present employee and consultant of each member of the Company Group has executed a Confidentiality, Assignment of Inventions and Non-Competition Agreement in substantially the form attached hereto as Exhibit C. None of the Company, the Company Warrantors or the Founder is not aware that any of the employees employed, or any of the consultants retained by any member of the Company Group is in violation thereof.

     (v) No Intellectual Property owned by any member of the Company Group is the subject of any security interest, lien, license or other Contract granting rights therein to any other Person. The Company Group has not (a) transferred or assigned, (b) granted an exclusive license to or (c) provided or licensed in source code form, any Intellectual Property owned by any member of the Company Group to any Person.

     3.23 BENEFIT PLANS. Other than statutory social insurance plans operated under the Applicable Laws of the PRC, no member of the Company Group provides or is required to provide any retirement, social insurance, life insurance, medical, dental or other welfare benefits provided on ill-health, injury, death disability or on termination of employment (whether voluntary or involuntary) to any current or former employees, officers, consultants, independent contractors or agents of the Company Group. Except as disclosed in Schedule 3.23 of the Disclosure Schedule, no Company Group is a party to or is bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, vacation, hospitalization, medical or other plan, policy, trust or arrangement or other employee compensation agreement. Except as disclosed in Schedule 3.23 of the Disclosure Schedule, each member of the Company Group has complied with all applicable Laws relating to any of the Benefit Plans, including by making all required contributions and payments required to be made by or on behalf of any employees of the Company Group to the relevant Governmental Authority.

     3.24 NO STATE ASSETS. Except as set forth in Schedule 3.24 of the Disclosure Schedule, none of the assets of any member of the Company Group constitute state-owned assets and, inasmuch, are not required to undergo any form of valuation under Applicable Law in the PRC governing the transfer of state-owned assets prior to the consummation of the transactions contemplated herein or in any of the Ancillary Agreements.

     3.25 FULL DISCLOSURE. The Company, the Company Warrantors and the Founder have provided each of the Investors with all the information that such Investor has requested for deciding whether to consummate the transactions contemplated under this Agreement. None of this Agreement, any Ancillary Agreements or any other statements or certificates or other materials made or delivered, or to be made or delivered, to such Investor in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. No representation or warranty by the Company, the Company Warrantors or the Founder in this Agreement and no information or materials provided to such Investor in connection with its due diligence investigation of any member of the Company Group or the negotiation and execution of this Agreement and the Ancillary Agreements contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances in which they are made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each of the Investors hereby severally but not jointly represents and warrants to the Company as of the date of this Agreement and as of the Closing that:

     4.1 AUTHORIZATION. Such Investor has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered by such Investor, will constitute its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     4.2 PURCHASE FOR OWN ACCOUNT. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred Shares to be acquired hereunder and the Conversion Shares (collectively, the "SECURITIES") will be acquired by the Investor for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.

     4.3 NO PUBLIC MARKET. The Investor understands and acknowledges that the offering of the Series A Preferred Shares pursuant to this Agreement will not be, and any Ordinary Shares acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement and the issuance of securities hereunder is exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Company's reliance upon these exemptions is predicated upon the Investor's representations in this Agreement. The Investor further understands that no public market now exists for any of the securities issued by the Company and the Company has given no assurances that a public market will ever exist for the Company's securities.

     4.4 INVESTMENT EXPERIENCE. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

     4.5 DISCLOSURE OF INFORMATION. The Investors and their advisors have been furnished with all materials relating to the business, finances and operations of any member of the Company Group and materials relating to the securities which have been requested by the Investors or their advisors. The Investors and their advisors have been afforded the opportunity to ask questions of representatives of any member of the Company Group and have received answers to such questions, as the Investors deem necessary in connection with its decision to subscribe for the Series A Preferred Shares. For the avoidance of doubt, nothing in this Section 4.5 shall limit in any way the scope of the warranties set forth in Section 3 of this Agreement or the liability of the Company, the Company Warrantor or the Founder for breach thereof.

     4.6 LEGENDS. The Investor understands that the certificates evidencing the securities issued pursuant to this Agreement may bear the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

5. CONDITIONS OF THE INVESTORS' OBLIGATIONS AT THE CLOSING. The obligations of each Investor under this Agreement at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company, the Company Warrantors and the Founder contained in Section 3 shall be true, correct and complete when made, and shall be true, correct and complete on and as of Closing at which the Investor is acquiring Series A Preferred Shares with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     5.2 PERFORMANCE. Each of the Company, the Company Warrantors and the Founder shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     5.3 COMPLIANCE CERTIFICATE. The Chief Executive Officer ("CEO") of the Company shall deliver to each Investor at the Closing a certificate stating that the condition specified in Section 5.1, 5.2, 5.4, 5.18 and 5.20 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of any member of the Company Group since the Financial Statement Date, and certifying the validity of all such counterpart original or other copies of the documents as provided by the Company at the reasonable request of any of the Investors.

     5.4 QUALIFICATIONS. Each of the Company, the Company Warrantors and the Founder shall have obtained all authorizations, approvals, waivers or permits of any competent Governmental Authority or regulatory body for the consummation of all of the transactions contemplated by this Agreement that are required in connection with the lawful issuance and sale of the Series A Preferred Shares pursuant to this Agreement, and all such authorizations, approvals, waivers and permits shall be effective as of the Closing.

     5.5 2003 AND 2004 AUDITS. The Company shall have, at the Company's expense, prepared and submitted to the Investors non-consolidated income statements and statements of changes in cash flow for Wuxi Suntech for the fiscal years ended December 31, 2003 and December 31, 2004, and non-consolidated balance sheets as of December 31, 2003 and December 31, 2004 for Wuxi Suntech, all prepared under IFRS, audited by a reputable international accounting firm, and with respect to each member of the Company Group, if any.

     5.6 DUE DILIGENCE. The Investors shall have completed and be satisfied with the results of all business, legal and financial due diligence, and any items requiring correction identified by any Investor shall have been corrected to the Investors' satisfaction. Without limiting the foregoing, the Investors shall have received from the Company all documents and other materials requested by the Investors for the purpose of examining and determining the rights of the Company, Wuxi Suntech or any other members of the Company Group in and to any technology, products and Proprietary Assets now used, proposed to be used in, or necessary to the Company or Wuxi Suntech's business as now conducted and proposed to be conducted, and the status of its ownership rights in and to all such technology, products and Proprietary Assets shall be satisfactory to the Investors in their sole discretion.

     5.7 APPROVAL OF THE INVESTMENT COMMITTEE. Each Investor's investment committee shall have approved the terms of the investment, including this Agreement and all ancillary or related agreements.

     5.8 RESTRUCTURING. The Investors shall have received documentation in a form satisfactory to the Investors confirming that the Company has completed the following:

     (i) the Company shall have completed the acquisition from the Founder of a 100% ownership in PSS, and PSS as of the date of such acquisition shall validly own (as reflected in SAIC registration documentation in due and proper form) a 31.389% equity interest in Wuxi Suntech;

     (ii) the Company shall have (a) completed the acquisition of a 36.435% equity interest in Wuxi Suntech from Jiangsu Little Swan Group Co., Ltd., Wuxi Shanhe Group Co., Ltd., Wuxi Keda Venture Capital Co., Ltd. and Wuxi Venture Capital Co., Ltd., described in items c2, d2 and e2 of Schedule C, (b) obtained all the requisite approvals in connection therewith, including, without limitation, the approval by SASAC or its authorized local counterpart and the approval by MOFCOM or its authorized local counterpart; and (c) registered the transfer with SAIC or its authorized local counterpart;

     (iii) Eucken Capital shall have (a) completed the acquisition of a 24.259% equity interest in Wuxi Suntech from Guolian Trust & Investment Co., Ltd. and Wuxi Mercury Group Co., Ltd. described in items a2 and b2 of Schedule C, (b) obtained all the requisite approvals, including, without limitation, the approval by SASAC or its authorized local counterpart and the approval by MOFCOM or its authorized local counterpart, and (c) registered the transfer with SAIC or its authorized local counterpart.

     (iv) The Company shall have completed the acquisition of 100% of the equity interests of Eucken Capital from Mr. David Dong as described in items C2 and D2 of Schedule C and (b) obtained all the requisite approvals.

     (v) The Company and Wuxi New & Hi-tech Venture Investment Co., Ltd. ("WUXI HI-TECH") shall have entered into an Equity Joint Venture Contract (the "JV CONTRACT") in a form approved by the Investors. The JV Contract shall remain in effect until the consummation of the transfer of Wuxi Hi-tech's 7.917% interest in Wuxi Suntech to the Company. The Company shall have delivered to the Investors a fully executed copy of the equity transfer agreement between the Company and Wuxi Hi-tech pursuant to which Wuxi Hi-tech agrees to transfer its 7.917% interest in Wuxi Suntech to the Company.

     Without limitation of the foregoing, the Company shall have received (a) a copy of the amended Certificate of Approval for Wuxi Suntech, issued by MOFCOM or its authorized local counterpart, evidencing a 31.389% equity interest held by PSS, a 36.435% equity interest held by the Company and a 24.259% equity interest held by Eucken Capital, respectively, in Wuxi Suntech; (b) documentation evidencing the registration with SAIC or its authorized local counterpart of the ownership of the 31.389%, 36.435% and 24.259% equity interests respectively; (c) copies of foreign exchange verification circular issued by SAFE Wuxi City Central sub-bureau consenting to the settlement of foreign exchange for the transfer to the Company of the 36.435% equity interest in Wuxi Suntech; and (d) a fully executed copy of the JV Contract and Articles of Association as duly approved by the Company and Wuxi Hi-tech.

     5.9 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and each Investor shall have received all such counterpart original or other copies of such documents as it may reasonably request.

     5.10 MEMORANDUM AND ARTICLES. The Memorandum and Articles shall have been duly amended by all necessary action of its board of directors and shareholders to read as set forth in the form attached hereto as Exhibit A and such amendment shall have been duly filed with and registered by the Registrar of Companies of the British Virgin Islands.

     5.11 RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT. The Founder and the Company shall have entered into a Right of First Refusal and Co-Sale Rights Agreement in the form attached hereto as Exhibit D (the "RIGHT OF FIRST REFUSAL AND CO-SALE RIGHTS AGREEMENT"), and such agreement shall be in full force and effect.

     5.12 OPINION OF BRITISH VIRGIN ISLANDS COUNSEL. The Investors shall have received from Conyers Dill & Pearman, special counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit E.

     5.13 OPINION OF THE COMPANY'S PRC COUNSEL. The Investors shall have received from Grandall Legal Group Shanghai Office, an opinion, dated as of the Closing, substantially in the form and to the effect of Exhibit F, and to such further effect as the Investors may reasonably request.

     5.14 OPINION OF PSS'S COUNSEL. The Investors shall have received from LAC Lawyers Pty Limited, an opinion, dated as of the Closing, in form and substance acceptable to the Investors, opining that, among other customary matters, that the Founder is the sole legal and beneficial owner of all of the issued and outstanding share capital of PSS.

     5.15 OPINION OF MILLION POWER AND EUCKEN CAPITAL'S COUNSEL. The Investors shall have received from Farara Kerins, opinions, dated as of the Closing, in each case in form and substance acceptable to the Investors.

     5.16 OPINION OF THE INVESTORS' PRC COUNSEL. The Investors shall have received from Jingtian, an opinion, in form and substance acceptable to the Investors, dated as of the Closing, substantially in the form and to the effect of Exhibit I, and to such further effect as the Investors may reasonably request.

     5.17 CONFIDENTIALITY, COMMITMENT AND NON-COMPETITION AGREEMENT. The Founder, the Senior Managers and all employees and consultants of each member of the Company Group with access to confidential information shall have executed a Confidentiality, Assignment of Inventions and Non-Competition Agreement dated on or before the Closing, in the form attached hereto as Exhibit C.

     5.18 NO LITIGATION. No action, suit, proceeding, claim, arbitration or investigation shall have been threatened or instituted against any of the Founder, the Company, Wuxi Suntech, any other members of the Company Group or any Investor seeking to enjoin, challenge the validity of, or assert any liability against any of them on account of, any transactions contemplated by this Agreement or any Ancillary Agreement.

     5.19 STOCK OPTION POOL. As of the Closing, the Company shall have authorized an employment-related share purchase or option plan which permits the issuance of up to but not in excess of 13,503,991 Ordinary Shares for allocation to key employees, officers, directors, consultants or other service providers of the Company in the form attached hereto as Exhibit L (the "2005 ESOP"). The 2005 ESOP shall provide for a vesting period of no less than three (3) years for the employees of the Company and an exercise price no lower than the purchase prices paid by the Investors under this Agreement.

     5.20 NO MATERIAL ADVERSE CHANGE. There shall not have occurred prior to the Closing any event or transaction reasonably likely to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company or members of the Company Group taken as a whole, or on the ability of the Company to consummate the transactions contemplated hereby.

     5.21 PRC CUSTOMS PAYMENT. The Company shall have caused Wuxi Suntech to pay in full all customs duties due, and all the pecuniary penalties payable, as of the Closing by Wuxi Suntech.

     5.22 DIRECTORS. The Company shall have (a) duly appointed the Persons designated by Goldman Sachs (Asia) Finance and Dragon Tech Energy Investment Limited to the Board of Directors of the Company, and (b) duly appointed, and caused Wuxi Suntech to appoint the Investor Directors to, the Board of Directors of Wuxi Suntech.

     5.23 CLOSING CERTIFICATE. Each Investor shall have executed a certificate certifying that the conditions set forth in this Section 5 have been satisfied.

6. CONDITIONS OF THE COMPANY'S AND THE FOUNDER'S OBLIGATIONS AT THE CLOSING. The obligations of the Company and the Founder to each other and to the Investors under this Agreement at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions by each of the Investors:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investors contained in Section 4 shall be true, correct and complete when made, and shall be true, correct and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     6.2 PERFORMANCE. Each of the Investors shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

7. COVENANTS.

     7.1 RESTRUCTURING. Following the Closing, in connection with the Restructuring of the Company's operations, each member of the Company Group and the Founder shall take, or cause to be taken, all actions and shall do, or cause to be done, all things that are necessary, desirable or appropriate to:

     (i) cause the Company, within sixty (60) days following the Closing, to effect the equity transfer of a 7.917% equity interest in Wuxi Suntech from Wuxi Hi-tech to the Company and obtain all requisite approvals in respect thereof, including, without limitation, the approval by SASAC or its authorized local counterpart, the approval by MOFCOM or its authorized local counterpart, and the registration with SAIC or its authorized local counterpart. In the event that the foregoing obligations of the Company are not completed within sixty (60) days following the Closing, the Company shall, and the Founder shall cause the Company to, enter into a Voting Agreement with Wuxi Hi-tech (the "VOTING AGREEMENT"). Pursuant to the Voting Agreement, Wuxi Hi-tech shall agree to vote, in connection with the approval of the activities of Wuxi Suntech, in accordance with terms of, and to give effect to, the Memorandum and Articles of the Company, this Agreement and the Ancillary Agreements.

     (ii) cause Wuxi Suntech, on or before February 1, 2006, to be completely relieved from all the guarantee obligations as set forth under the Guarantees;

     (iii) cause Wuxi Suntech, as soon as commercially reasonable and in any event within six (6) months following the Closing, to make a strategic decision, which shall be in the best interests of the shareholders of the Company, regarding Wuxi Suntech's equity interest in Wuxi Shangneng;

     (iv) cause the Company, within ninety (90) days following the Closing, to liquidate or otherwise restructure its interests in PSS and Eucken Capital in a manner approved by the Investors, such that, following the restructuring or liquidation, the Company would hold a direct 100% equity interest in Wuxi Suntech;

     (v) cause Million Power to distribute or transfer certain Ordinary Shares owned by it to the Persons set forth in Schedule D, and up to 3,817,061 additional Ordinary Shares to Persons (all such Persons described in this paragraph collectively, the "MILLION POWER DISTRIBUTEES") approved by holders of two-thirds (66.667%) of the Series A Preferred Shares (the "MAJORITY INVESTORS"); provided that the Majority Investors shall not withhold such approval upon their receipt of evidence reasonably satisfactory to them that the proposed distribution or transfer of 3,817,061 Ordinary Shares to such Persons is in compliance with applicable law; and

     (vi) cause Wuxi Suntech, as soon as practicable, and in any event within ninety (90) days following the Closing, to receive and deliver to the Investors a copy of the amended Foreign Exchange Certificate issued by SAFE Wuxi City Central sub-bureau, evidencing the shareholders of Wuxi Suntech, including PSS and Eucken Capital.

     7.2 MAINTENANCE OF LICENSES. The Company shall procure that all Licenses are, and will remain, in full force and effect at all times following the Closing.

     7.3 FOUNDER COVENANT TO FOLLOW MEMORANDUM AND ARTICLES. The Founder hereby agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under the Applicable Law to abide by the terms of the Memorandum and Articles, as may be amended from time to time, and to cause each Group Company to conduct its business as if bound by the Memorandum and Articles. The Founder further agrees to execute and deliver, or cause to be executed and delivered, such other documents, certificates, agreements and other writings and to take, or cause to be taken, such other actions as reasonably deemed necessary in order to consummate or implement expeditiously the provisions of the Company's Memorandum of Association and Articles of Association, each as may be amended from time to time.

     7.4 HIRING OF CFO AND COO. Within six (6) months following the Closing, the Company shall hire, and the Founder shall take, or cause to be taken, all actions and shall do, or cause to be done, all things that are necessary, desirable or appropriate to cause the Company to hire a Chief Financial Officer and Chief Operating Officer in each case of international and professional standard. The Investors agree to assist the Company in such hiring process.

8. CONFIDENTIALITY.

     8.1 DISCLOSURE OF TERMS. The terms and conditions of this Agreement, all exhibits and schedules attached hereto and the transactions contemplated hereby (collectively, the "FINANCING TERMS"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

     8.2 PERMITTED DISCLOSURES. Notwithstanding the foregoing, (i) each member of the Company Group and the Investors, as appropriate, may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only on the as-needed basis and where such Persons are under appropriate nondisclosure obligations; and (ii) each Investor may disclose any of the Financing Terms to its fund manager and the employees thereof on the as-needed basis and so long as such Persons are under appropriate nondisclosure obligations.

     8.3 LEGALLY COMPELLED DISCLOSURE. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement or content of any of the Financing Terms in contravention of the provisions of this
Section 8, such party (the "DISCLOSING PARTY") shall provide the other parties hereto with prompt written notice of that fact and shall consult with the other parties hereto regarding such disclosure. The Disclosing Party shall, to the extent possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

     8.4 OTHER EXCEPTIONS. Notwithstanding any other provision of this Section 8, the confidentiality obligations of the parties shall not apply to: (a) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (b) information which is in the restricted party's possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (c) information which enters the public domain without breach of confidentiality by the restricted party.

     8.5 PRESS RELEASES. Notwithstanding any other provision of this Section 8, with respect to the transactions contemplated under this Agreement, within sixty
(60) days after the Closing, the Company may issue a press release disclosing the existence of this Agreement and the transactions contemplated hereunder, provided that such press release does not disclose the Financing Terms and is in a form approved by Investors who would, following the Closing, hold two-thirds (66.667%) of the Series A Preferred Shares. Any communication with the media or press release (via any medium) that uses an Investor's trade name or otherwise refers to an Investor's participation or involvement with the Company Group shall be subject to the prior written approval of such Investor prior to the release or use of such communication or press release.

     8.6 OTHER INFORMATION. The provisions of this Section 8 shall survive the termination of this Agreement and shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

9. ADDITIONAL AGREEMENTS

     9.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each
Investor:

     (i) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, consolidated and unconsolidated income statements and statements of cash flows for the Company and each member of the Company Group for such fiscal year, consolidated and consolidating balance sheets for the Company and each member of the Company Group as of the end of the fiscal year all prepared in accordance with US GAAP and audited and certified by a "big 4" firm of independent certified by independent certified public accountants of recognized international standing and reputation duly appointed by the Board of Directors to serve as the Company's auditors;

     (ii) as soon as practicable, but in any event within thirty (30) days after the end of each fiscal quarter of the Company, consolidated and unconsolidated unaudited income statements and statements of cash flows for such fiscal quarter, consolidated unaudited balance sheets for the Company and each member of the Company Group as of the end of such fiscal quarter, and a management report;

     (iii) as soon as practicable, but in any event within fifteen (15) days of the end of each month, unaudited income statements and statements of cash flows for such month, balance sheets for the Company and each member of the Company Group as of the end of such month, and a management report;

     (iv) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, an operating budget, budget of capital expenditures, and strategic plan for the succeeding fiscal year, all as approved by the Board;

     (v) as soon as practicable, but in any event within five (5) working days after providing such information to such other Person, copies of all other documents or other information sent to any other Person in such other Person's capacity as a shareholder of the Company;

     (vi) as soon as practicable, but in any event at least fourteen (14) working days prior to such meeting, notices and agendas of any meeting of the Board of Directors of the Company or any member of the Company Group; and

     (vii) as soon as practicable, but in any event within thirty (30) days after such meeting (or in the case of a resolution adopted in writing in lieu of a meeting, within thirty (30) days after the adoption of such resolution), minutes of any meeting of the Board of Directors of the Company or any member of the Company Group (or in the case of a resolution adopted in writing in lieu of a meeting, a copy of such resolution).

     9.2 INSPECTION. The Company shall permit each Investor, at such Investor's expense, to visit and inspect any of the properties and examine the books of account and records of the Company Group and discuss the affairs, finances and accounts of the Company Group with the directors, officers, accountants, legal counsel and investment bankers of the Company Group, all at such reasonable times as may be requested in writing by the Investor. Without limiting the foregoing, the Company shall permit each Investor, at such Investor's expense, to inspect all Tax Returns for the Company Group, together with all supporting materials or materials used in the preparation of such Tax Returns, and to discuss the Company's Tax policies with the directors, officers, employees, accountants, legal counsel and investment bankers of the Company and the Group Companies, all at such reasonable times as may be requested by the Investor.

     9.3 TERMINATION OF INFORMATION AND INSPECTION COVENANTS. The covenants set forth in Sections 9.1 through 9.2 shall terminate as to each holder of Series A Preferred Shares or Conversion Shares and be of no further force or effect if
(i) the Company becomes subject to the filing requirements of the Exchange Act or the rules of any other organized securities exchange, or (ii) such holder of Series A Preferred Shares shall cease to hold any Series A Preferred Shares or Conversion Shares.

     9.4 CONVERSION OF FINANCIALS. If so requested by the Majority Investors in connection with preparation for an initial public offering on a United States securities exchange, the Company shall, and the Founder shall cause the Company to, restate and present its fiscal year 2003 and fiscal year 2004 financial statements in accordance with US GAAP, and have such financial statements audited by a "big four" auditing firm.

     9.5 ASSIGNMENT. To the extent any holder of Series A Preferred Shares transfers any such shares to any other Person, such holder may assign its rights under Sections 9.1 and 9.2 to such Person.

     9.6 BOARD OF DIRECTORS.

     (i) The Board of Directors shall consist of seven (7) directors. So long as at least 40% of the Series A Preferred Shares purchased by the Investors remain outstanding (as appropriately adjusted for share splits, share dividends, recapitalizations and similar transactions), the holders of such Series A Preferred Shares shall have the right to appoint two (2) members of the Board of Directors. In such case, the two (2) Investors holding the greatest number of Series A Preferred Shares shall each have the right to nominate one (1) director. If less than 40% but at least 20% of the Series A Preferred Shares purchased by the Investors remain outstanding, the holders of such Series A Preferred Shares shall have the right to appoint one (1) member of the Board of Directors. In such case, the Investor holding the greatest number of Series A Preferred Shares shall have the right to nominate the sole Series A director. In each case the remaining directors shall be nominated, elected and removed by the holders of Ordinary Shares in accordance with the Company's Memorandum and Articles. The directors designated by the Investors will be entitled to be members of all board committees. The applicable Investors shall have the sole right to remove their respective nominees and to reappoint successor directors; other directors shall be nominated, elected and removed in accordance with the Company's Memorandum and Articles. Each Party to this Agreement shall vote the Ordinary Shares and Series A Preferred Shares owned by them to elect the two (2) directors nominated by the applicable Investors. If there is a vacancy in the membership of the Board of Directors at any time, whether due to death, resignation, removal or some other cause, the Parties to this Agreement shall cause that vacancy to be filled by a person nominated by the party or parties hereto that originally nominated the predecessor director. The Parties to this Agreement shall vote the Ordinary Shares and Series A Preferred Shares owned by them to remove any director only if so requested by the party or parties hereto that originally nominated such director and directors nominated by the applicable Investors shall not be removed except if so requested. If there is a vacancy in the membership of the Board of Directors, no action by the Board of Directors shall be taken until the vacancy is filled, pursuant to the foregoing provisions of this paragraph; provided, however, that, if the party or parties hereto with the right to designate a director to fill a vacancy on the Board of Directors pursuant to the foregoing provision of this paragraph fails to make such designation within five (5) Business Days of the opening of that vacancy, the Board of Directors may take action without waiting for such vacancy to be filled, subject at all times to the provisions of Section 9.7.

     (ii) Meetings of the Board of Directors shall be held at least once per calendar quarter. The number of directors necessary to constitute a quorum at any regular or special meeting of the Board of Directors of the Company shall be a majority of the total number of directors then in office (including in each case the directors nominated by the applicable Investors pursuant to Section 9.6(i)). Any director or observer who does not attend a meeting of the Board of Directors may participate in the meeting and vote via telephone conference. The Company shall promptly prepare and distribute to all Investors minutes of all Board of Directors' meetings.

     (iii) In respect of the board of directors of either the Company or Wuxi Suntech, for so long as an Investor, together with its Affiliates holds at least 25% of the Preferred Shares originally issued to it by the Company, such Investor shall be entitled, from time to time, by notice in writing to the Company, to appoint an individual (an "OBSERVER") to attend any meetings of such board of directors and any committee thereof in a non-voting observer capacity. To the extent any holder of Series A Preferred Shares (or Ordinary Shares issued on conversion thereof) transfers all such shares to any other Person, such holder may assign its rights under this paragraph (iii) to such Person. The Observer shall strictly maintain the confidentiality of any and all information obtained by him at, resulting from or by reason of such board or committee meeting ("BOARD INFORMATION"), and shall not use or disclose such information for any purpose at any time, unless and until such information otherwise becomes public. For the avoidance of doubt, the Observer may disclose Board Information to his or her fund employer, its investors, the fund manager and the employees thereof on an as-needed basis and so long as such Persons are under appropriate nondisclosure obligations.

     (iv) Each of the Parties to this Agreement shall vote any shares of the Company held thereby and if applicable, cause its respective representatives on the Board to, and the Company shall, and the

Founder shall cause the Company to, promptly take any and all actions necessary to effect the provisions of this Section 9.6 and Section 9.7 below.

     9.7 MAJOR CORPORATE TRANSACTIONS.

     (1) The Company shall not, and the Founder shall cause the Company not to, take any of the following actions without, in addition to any other authorizations or approvals required by Law and the Memorandum and Articles, the prior written approval of at least two-thirds (66.667%) of the Series A Preferred Shares then outstanding.

     (i) any amendment of the Memorandum and Articles of the Company;

     (ii) any merger or consolidation involving the Company (whether or not the Company is the surviving corporation);

     (iii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company (including the disposition or exclusive license of any of the Company's intellectual property); liquidation of all or substantially all of the Company; or a voluntary dissolution, or revocation of voluntary dissolution (judicial or non-judicial), of the Company; and

     (iv) any increase or decrease in the total number of directors comprising the Board of Directors of the Company;

     (v) issuance or sale by the Company of any securities other than (x) any issuance of Conversion Shares, (y) any grant of stock options which upon exercise by their holders, shall entitle their holders to purchase up to an aggregate of 13,503,991 Ordinary Shares and (z) any issuance of Ordinary Shares upon exercise of such stock options;

     (vi) public offerings and/or registration of securities other than a Qualified IPO, whether equity or debt, of the Company, whether sale of securities is made in connection therewith by the Company or by any shareholder of the Company; or the granting of any registration rights with respect to any securities, whether debt or equity, of the Company;

     (vii) creation, incurrence, assumption or permission to exist any mortgage, pledge, charge, lien or other encumbrance on all or substantially all of assets of the Company;

     (2) The Company shall not, and the Founder shall cause the Company not to, take any of the following actions without the prior written approval of the Board of Directors, including the approval of the Investor Directors and, in the event that both Investor Directors do not approve such action, the action will not be deemed approved for purposes hereof without the prior written approval of
(i) of one (1) Investor Director and (ii) the affirmative vote (or written consent) of holders of at least two-thirds (66.667%) of the Series A Preferred Shares then outstanding.;

     (i) any declaration or payment of any dividend or other distribution, direct or indirect, in cash or in property by the Company on account of any class of share capital of the Company now or hereafter outstanding; or any redemption, retirement, purchase or other acquisition, direct or indirect, by the Company of any such share capital (or any warrants, rights or options to acquire any such share capital); provided that this paragraph (iii) shall not apply in respect of the redemption of the Series A Preferred Shares as provided for in the Memorandum and Articles;

     (ii) any sale, transfer or other disposition of Ordinary Shares by (x) the Founder or other Senior Manager prior to a Qualified IPO and (y) any other holder of Ordinary Shares (other than any of the Investors or their transferees or assigns) representing more than a five percent (5%) equity interest in the Company (on a fully diluted, as-converted-to-ordinary-share basis);

     (iii) sale by any Senior Manager of any Ordinary Shares acquired through the exercise of stock options received under the 2005 ESOP;

     (iv) the termination or material amendment of a stock option plan including number of options, vesting period, and exercise price of options, and the adoption of any equity incentive plan with terms that materially differ from the 2005 ESOP, including without limitation option vesting on shorter than a three-year term, or that increases the size of the available option pool in excess of 13,503,991Ordinary Shares;

     (v) transactions by the Company with (u) its directors, (v) shareholders,
(w) the Founder, Senior Managers or their respective Affiliates, (x) close relatives of the Founder or Affiliates of such relatives, (y) close relatives of the Affiliates of the Founder or Affiliates of such relatives, or (z) any corporation or other entity of which majority equity is held or which is otherwise controlled by any of the Persons listed in (w) through (y) of this paragraph (viii), jointly or respectively;

     (vi) creation, incurrence, assumption, guarantee or otherwise becoming liable (directly or indirectly) by the Company with respect to any indebtedness (including capital leases) which represents an amount in excess of US$ 5 million;

     (vii) the purchase or lease by the Company of any real estate property valued in excess of US$1,000,000 in aggregate in any 12-month period except for approved projects listed in the Disclosure Schedule;

     (viii) the purchase by the Company of listed or unlisted securities except for approved projects listed in the Disclosure Schedule;

     (ix) changes of the Company's independent public accountants or changes in accounting practices or policies;

     (x) acquisition by the Company of another business that would result in the consolidation by the Company of the financial results of such entity under US GAAP (whether through a stock purchase, stock swap or otherwise); any (x) acquisition of another business (whether through stock purchase, stock swap or otherwise) that would not result in the consolidation by the Company of the financial results of such entity under US GAAP or (y) acquisition of the assets of another business, which in the case of (x) or (y) is valued in excess of US$2 million (whether in a single transaction, or a number of transactions that are integral parts of a single transaction); approval of and material amendment to a joint venture or partnership by the Company; or the establishment of any subsidiary of the Company;

     (xi) any expense or use of funds by the Company Group (individually, in the case of any capital expenditures or other line item expenditures, or in the aggregate), in excess of 10% of the relevant allocated amount contemplated in the then-applicable Annual Business Plan and Budget;

     9.8 EXPANSION OF THE BOARD. In contemplation of a Qualified IPO, the Founder shall cause the Company to, and the Company shall, make such changes to the structure and composition of the Board of Directors of the Company as are required for compliance with Applicable Law, including the rules and regulations of the Nasdaq National Market or other applicable securities exchange, and shall give due consideration to the Majority Investors' recommendations in this regard.

     9.9 REGISTRATION RIGHTS. The Company agrees to grant the Investors certain registration rights in accordance with Exhibit K.

     9.10 PRE-EMPTIVE RIGHT.

     (i) GENERAL. The Company hereby grants to each Investor a pre-emptive right to purchase up to a pro rata share of any New Securities which the Company may, from time to time, propose to sell and issue. An Investor's "pro rata share", for purposes of this pre-emptive right, shall be determined according to the number of Ordinary Shares owned by such Investor immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of any Ordinary Share Equivalents) in relation to the total number of Ordinary Shares outstanding immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of any Ordinary Share Equivalents).

Each Investor shall have a right of over-allotment such that, if any Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Investors may purchase the non-purchasing Investor's portion on a pro rata basis within 10 days from the date such non-purchasing Investor fails to exercise its right hereunder.

     (ii) ISSUANCE NOTICE. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice (an "ISSUANCE NOTICE") of such intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Investor shall have 30 days after any such notice is mailed or delivered to agree to purchase up to such Investor's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     (iii) SALES BY THE COMPANY. Upon the expiration of 40 days from the Company's delivery of the Issuance Notice and for 60 days thereafter, the Company may sell any New Securities with respect to which the Investors' pre-emptive rights under this Section 9.10 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Securities within such 60-day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Investors in the manner provided in Section 9.10(i) above.

     (iv) The pre-emptive right granted under this Agreement shall expire upon, and shall not be applicable to, a Qualified IPO.

     (v) To the extent any holder of Series A Preferred Shares transfers any such shares to any other Person, such holder may assign its rights under this
Section 9.10 to such Person.

     9.11 REGULATORY COMPLIANCE. The Company and the Founder shall cause all shareholders of the Company and Wuxi Suntech (or any successor entity) to timely complete all required registrations and other procedures with applicable governmental authorities, including without limitation the State Administration of Foreign Exchange, if and when required pursuant to applicable law, and shall ensure that at all times the Company, Wuxi Suntech and their respective shareholders are in compliance with such requirements and that there is no barrier to repatriation of profits, dividends and other distributions from Wuxi Suntech (or any successor entity) to the Company.

10. MISCELLANEOUS.

     10.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and each of the Investors contained in or made pursuant to this Agreement and the indemnity given by the Company and the Founder pursuant to
Section 10.2 shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors or the Company.

     10.2 INDEMNITY. The Company and the Founder agree to indemnify and hold harmless any Investor, and such Investor's directors, officers, employees, Affiliates, agents and assigns (each, an "INDEMNITEE"), against any and all Indemnifiable Losses to such Indemnitee, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach of nonperformance of any of the representations, warranties, covenants or agreements made by the Company, the Company Warrantors and the Founder in or pursuant to this Agreement. For purposes of this Section, "INDEMNIFIABLE LOSS" means, with respect to any Indemnitee, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Indemnitee and (ii) any taxes that may be payable by such Indemnitee as a result of the indemnification of any Indemnifiable Loss hereunder.

     10.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, (i) the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto whose rights or obligations hereunder are affected by such terms and conditions; (ii) except or otherwise provided herein, this Agreement, and the rights and obligations herein may be assigned by any Investor to any Affiliate of such Investor, but not to any other person without the prior written consent of the Company; and (iii) the Founder may not assign any of his rights or delegate any of its obligations under this Agreement without the prior written consent of each Investor. Subject to Section 9.2 hereunder, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     10.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of law thereunder.

     10.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     10.7 NOTICES. Any and all notices required or permitted under this Agreement shall be given in writing in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service.

     10.8 ADMINISTRATIVE FEE AND OTHER EXPENSES. The Company shall bear its own costs in connection with this Agreement. At the Closing, the Company shall also pay all costs and expenses incurred by the Investors in connection with the negotiation, execution, delivery and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby through the date of the Closing, including the expenses of counsel and other professional advisors to the Investors, up to in a maximum amount of US$50,000, to be distributed pro rata at the Closing based on each Investor's pro rata portion of the Series A Preferred Shares sold by the Company at the Closing. Any costs and expenses incurred by the Investors in excess of US$50,000 shall be borne by the Investors in proportion to its investment amount under this Agreement. If any action at Law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     10.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a instrument signed by (i) the Company, (ii) the Founder, and (iii) the holders of at least two-thirds (66.667%) of the Series A Preferred Shares then outstanding. Notwithstanding the foregoing, in the case of a proposed amendment or waiver of
Section 2.1(iii) or Schedule B of this Agreement, such amendment or waiver shall only be effective if an instrument is signed by each party to the Agreement.

     10.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under any Applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     10.11 ENTIRE AGREEMENT. This Agreement and the documents referred to herein, together with all schedules and exhibits hereto and thereto, constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein; provided, however, that nothing in this Agreement or any Ancillary Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

     10.12 DISPUTE RESOLUTION.

     (i) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

     (ii) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "Centre"). There shall be three arbitrators. Each party hereto shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the Centre shall select the third arbitrator, who shall be qualified to practice law in New York. If either party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

     (iii) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the Center in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 10.12, including the provisions concerning the appointment of arbitrators, the provisions of this Section10.12 shall prevail.

     (iv) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of New York and shall not apply any other substantive law.

     (v) Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

     (vi) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.

     (vii) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

         [The remainder of this page has been left intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        COMPANY:

                                        POWER SOLAR SYSTEM CO., LTD.


                                        By: /s/
                                            ------------------------------------
                                        Name: Shi Zhengrong
                                        Capacity: Chief Executive Officer

                                        Address:
                                        17-6 Changjiang Nan Road,
                                        High-tech Industry Development District,
                                        Wuxi,
                                        Jiangsu Province 214028, China

                                        Attention: Shi Zhengrong

                                        Fax: +865105343049

                  [Signature Page to Share Purchase Agreement]

                                        FOUNDER:


                                        /s/
                                        ----------------------------------------
                                        SHI ZHENGRONG

                                        Address: 17-6 Changjiang Nan Road,
                                        High-tech Industry Development District,
                                        Wuxi,
                                        Jiangsu Province 214028, China

                                        Attention: Shi Zhengrong

                                        Fax: +865105343049

                  [Signature Page to Share Purchase Agreement]

                                        COMPANY WARRANTOR:

                                        POWER SOLAR SYSTEM PTY. LTD.


                                        By: /s/
                                            ------------------------------------
                                        Name: Shi Zhengrong
                                        Capacity: Director

                                        Address:
                                        17-6 Changjiang Nan Road,
                                        High-tech Industry Development District,
                                        Wuxi,
                                        Jiangsu Province 214028, China

                                        Attention: Shi Zhengrong

                                        Fax: +865105343049

                  [Signature Page to Share Purchase Agreement]

                                        COMPANY WARRANTOR:

                                        WUXI SUNTECH POWER CO., LTD.


                                        By: /s/
                                            ------------------------------------
                                        Name: Shi Zhengrong
                                        Capacity: Chief Executive Officer

                                        Address:
                                        17-6 Changjiang Nan Road,
                                        High-tech Industry Development District,
                                        Wuxi,
                                        Jiangsu Province 214028, China

                                        Attention: Shi Zhengrong

                                        Fax: +865105343049

                  [Signature Page to Share Purchase Agreement]

                                        COMPANY WARRANTOR:

                                        EUCKEN CAPITAL LIMITED


                                        By: /s/
                                            ------------------------------------
                                        Name: Chen hao kang
                                        Capacity: director

                                        Address:
                                        36th floor, 161 Lujiazui East Road,
                                        Pudong Shanghai 200120, China

                                        Attention: Chen hao kang

                                        Fax: +8621-58821133

                  [Signature Page to Share Purchase Agreement]

                                        INVESTOR:

                                        GOLDMAN SACHS (ASIA) FINANCE


                                        By: /s/
                                            ------------------------------------
                                        Name: JASON E. MAYNARD
                                        Capacity: Alternate Director

                                        Address:
                                        c/o Goldman Sachs (Asia) L.L.C.
                                        68/F Cheung Kong Center
                                        2 Queen's Road Central, Hong Kong

                                        Attention: Jianyi Zhu

                                        Fax: +852 2978 1266

                  [Signature Page to Share Purchase Agreement]

                                                                     POWER SOLAR

                                                            INVESTMENT DOCUMENTS

                                        INVESTOR:

                                        DRAGONTECH ENERGY INVESTMENT LIMITED


                                        By: /s/
                                            ------------------------------------
                                        Name: Roman Jun Shaw
                                        Capacity: Managing Director

                                        Address:
                                        Room 2503, Alexandra House, 18 Chater
                                        Road Central, Hong Kong

                                        Attention: Roman Jun Shaw

                                        Fax: (852) 2899 2711

                  [Signature Page to Share Purchase Agreement]

                                        INVESTOR:

                                        FINANCIERE NATEXIS SINGAPORE 3 PTE, LTD.


                                        By: /s/
                                            ------------------------------------
                                        Name: Gael de Barmon
                                        Capacity: Manager

                                        Address:
                                        Natexis Private Equity Asia Limited
                                        Suite 1208, Citic Tower
                                        1 Tim Mei Avenue, Hong Kong

                                        Attention: Gael de Barmon

                                        Fax: 852-2583 9801

                  [Signature Page to Share Purchase Agreement]

                                        INVESTOR:

                                        PRAX CAPITAL FUND 1, LP


                                        By: /s/
                                            ------------------------------------
                                        Name: Jeff Yao
                                        Capacity: Partner

                                        Address:
                                        6A, 2272 Hongqiao Road
                                        Shanghai 200336, China

                                        Attention: Michael Xu

                                        Fax: 86 21 6237 6709

                  [Signature Page to Share Purchase Agreement]

                                        INVESTOR:

                                        ACTIS CHINA INVESTMENT HOLDINGS NO. 4
                                        LTD.


                                        /s/
                                        ----------------------------------------
                                        SIGNED by [Ashraf Ramtoola]
                                        in his capacity as
                                        director of Chronos Limited
                                        in its capacity as
                                        director of Actis China Investment
                                        Holdings No. 4 Limited

                                        Address:
                                        8th Floor, Les Cascades
                                        Edith Cavell Street
                                        Port Louis
                                        Mauritius

                                        Attention: Yannick Roussety/Bay Chong
                                                   Chin

                                        Fax: 230 213 3451/86 10 6505 8111

                  [Signature Page to Share Purchase Agreement]

                                        INVESTOR:

                                        BESTMANAGE CONSULTANTS LTD.


                                        By: /s/
                                            ------------------------------------
                                        Name: David D. Chow
                                        Capacity: General Partner

                                        Address:
                                        #5F., No. 420, Fu-Hsin N. Road
                                        Taipei 104, Taiwan

                                        Attention: Rachel Lin

                                        Fax: +886 2 2515 8493

                  [Signature Page to Share Purchase Agreement]

                             SCHEDULE OF DEFINITIONS

     "2005 BUSINESS PLAN AND BUDGET" has the meaning set forth in Section 3.9.

     "2005 ESOP" has the meaning set forth in Section 5.19.

     "ANCILLARY AGREEMENTS" means, collectively, the Right of First Refusal and Co-Sale Agreement, and any other document or agreement contemplated by this Agreement.

     "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in Section 3.12.

     "AFFILIATE" means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

     "ANNUAL BUSINESS PLAN AND BUDGET" means the annual business plan and budget prepared by the Company.

     "APPLICABLE LAW" means, with respect to any Person, all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

     "BOOKS AND RECORDS" has the meaning set forth in Section 3.10.

     "BUSINESS DAY" means any weekday that the banks in Hong Kong and the United States of America are generally open for business.

     "CENTER" means the Hong Kong International Arbitration Centre.

     "CLOSING" has the meaning set forth in Section 2.2.

     "COMPANY GROUP" means the Company and all Group Companies, taken together.

     "CONTRACT" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or binding understanding, whether or not in writing.

     "CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     "CONVERSION SHARES" means Ordinary Shares issuable upon conversion of the Series A Preferred Shares.

     "DISCLOSING PARTY" has the meaning set forth in Section 8.3.

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3.

     "EQUITY SECURITIES" has the meaning set forth in Exhibit K.

     "EUCKEN CAPITAL" means Eucken Capital Limited, a company organized and existing under the laws of the British Virgin Islands.

     "FINANCIAL STATEMENTS" has the meaning set forth in Section 3.12.

     "FINANCING TERMS" has the meaning set forth in Section 8.1.

     "GOVERNMENTAL AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the PRC, any foreign country or any domestic or foreign state, county, city or other political subdivision including but not limited to MOFCOM, SASAC and SAIC and their respective local and provincial branches or departments.

     "GROUP COMPANY" means a Person (other than a natural person) that is controlled by the Company.

     "GUARANTEES" means the cross guarantees given by Wuxi Suntech in favor of Wuxi Shanhe Group Co., Ltd., pursuant to which Wuxi Suntech has guaranteed the obligations of Wuxi Shanhe Group Co., Ltd. under Loan Contract No. BOCEB-A003(2004)-0160 (RMB 8,000,0000) and Loan Contract No. XI SHANG YIN(LI
YUAN) No. 2004091571 (RMB15,000,000).

     "IFRS" means International Financial Reporting Standards developed by, and the International Accounting Standards adopted by, the International Accounting Standards Board.

     "IMPROVEMENT" has the meaning set forth in Section 3.17.

     "INDEMNITEE" has the meaning set forth in Section 11.2.

     "INDEMNIFIABLE LOSS" has the meaning set forth in Section 11.2.

     "INTELLECTUAL PROPERTY" means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author's rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, and (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

     "INTERIM BALANCE SHEETS" has the meaning set forth in Section 3.12.

     "INVESTOR DIRECTORS" shall mean those directors from time to time serving on the Board who were nominated thereto by the holders of Series A Preferred Shares as of right pursuant to Section 9.6(i).

     "KNOWLEDGE" of a Party shall mean the current actual knowledge of the executive officers of such Party principally responsible for the management of the business (including with respect to Intellectual Property) of such Party and its Subsidiaries.

     "LAND USE RIGHTS" has the meaning set forth in Section 3.17.

     "LEASE" has the meaning set forth in Section 3.17.

     "LICENSES" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority, including but not limited to the Licenses set forth in Schedule 3.6 of the Disclosure Schedule and the business licenses of the applicable Group Companies.

     "MATERIAL ADVERSE EVENT" means any change, event or effect that (i) is or would be materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of any member of the Company Group individually or taken as a whole or (ii) is or would materially impair the validity or enforceability of this Agreement against the Company, any Company Warrantor or the Founder or (iii) is or would materially and adversely affect the Company, any Company Warrantor or the Founder's ability to perform its obligations under this Agreement, any Ancillary Agreements or in connection with the transactions contemplated hereunder or thereunder.

     "MATERIAL CONTRACT" means, with respect to any Person, any outstanding Contract material to the business of such Person as of or after the date hereof and includes, but is not limited to, those Contracts deemed material by Section 3.15(v).

     "MATERIAL LICENSES" means the Licenses set forth in Schedule 3.6 of the Disclosure Schedule.

     "MEMORANDUM AND ARTICLES" means the memorandum of association and the articles of association of the Company, as amended from time to time, attached hereto as Exhibit A.

     "MOFCOM" means the Ministry of Commerce or, with respect to any matter to be submitted for examination and approval by the Ministry of Commerce, any government entity which is similarly competent to examine and approve such matter under the laws of the PRC.

     "MORTGAGE" has the meaning set forth in Section 3.17.

     "NEW SECURITIES" means any Equity Securities of the Company whether now or hereafter authorized; provided that the term "New Securities" does not include
(i) securities issued upon conversion of the Series A Preferred Shares; (ii) up to 13,503,991Ordinary Shares issuable to employees, professional consultants, or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (iii) securities issued in a Qualified IPO; (iv) securities issued in connection with any stock split, stock dividend or re-capitalization of the Company; and (v) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own not less than fifty-one percent (51%) of the voting power of such business entity or business segment of any such entity.

     "PERSON" means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

     "PRC" means the PRC, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and the islands of Taiwan.

     "PROPRIETARY ASSETS" means all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, maskworks, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes of a company.

     "PSS" means Power Solar System Pty. Ltd., a company organized and existing under the laws of New South Wales, Australia.

     "QUALIFIED IPO" means an IPO on a Qualified Exchange that values the Company at no less than US$500,000,000 immediately prior to the IPO and that results in aggregate proceeds to the Company (net of Selling Expenses) of US$100,000,000.

     "QUALIFIED EXCHANGE" means (i) the New York Stock Exchange or the Nasdaq Stock Market's National Market System or (ii) any other exchange of recognized international reputation and standing duly approved by the Company's Board of Directors, including the affirmative vote of the Investor Directors.

     "RESTRUCTURING PLAN" means the series of transactions set forth on Schedule C.

     "SAFE" means the Sate Administration of Foreign Exchange of the PRC, and any PRC governmental body that is a successor thereto.

     "SAIC" means the State Administration of Industry and Commerce or, with respect to the issuance of any business license or filing or registration to be effected with or by the State Administration of Industry and Commerce, any government entity which is similarly competent to issue such business license or accept such filing or registration under the laws of the PRC.

     "SASAC" means the State-owned Assets Supervision and Administration Commission or, with respect to any matter to be submitted for examination and approval by the State-owned Assets Supervision and Administration Commission, any government entity which is similarly competent to examine and approve such matter under the laws of the PRC.

     "SECURITIES" has the meaning set forth in Section 4.2.

     "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

     "SELLING EXPENSES" means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

     "SERIES A PREFERRED SHARES" has the meaning set forth in Section 3.2.

     "SENIOR MANAGER" means, with respect to any member of the Company Group, the chief executive officer, the chief financial officer, the chief operating officer, and the chief technology officer of such company, and any member of management reporting directly to the board of directors or any of the foregoing officers.

     "STATEMENT DATE" has the meaning set forth in Section 3.12.

     "SUBSIDIARY" means, with respect to any Person, any other Person directly or indirectly controlled by such Person.

     "TAX" and "TAXES" means and includes any and all taxes, including any and all income, gross receipts, franchise, license, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, unemployment, disability, real property, personal property, transfer, registration, value added, estimated, sales, use, excise, withholding, employment, payroll, social security taxes, and similar assessments, charges, and fees (including interest, penalties and additions to such taxes, penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions) imposed or assessed by any federal, state or local taxing authority, including the British Virgin Islands, Hong Kong, the PRC or the United States (or any political subdivision thereof or therein).

     "US GAAP" means generally accepted accounting principles in the United States, consistently applied.

     "WUXI SHANGNENG" means Wuxi Shangneng Photovoltaic System Limited Company.

     "WUXI SUNTECH" means Wuxi Suntech Power Co., Ltd., a limited liability company incorporated under the laws of the PRC.

                                   SCHEDULE A

                               COMPANY WARRANTORS

1.   Power Solar System Pty. Ltd.

2.   Eucken Capital Limited

3.   Wuxi Suntech Power Co., Ltd.


                                    Sch A-1

                                   SCHEDULE B

                                INITIAL INVESTORS

                                                                                       POST-INVESTMENT
                                                                                          OWNERSHIP
                                                                                      PERCENTAGE (ON A
                                                                         NUMBERS OF     FULLY-DILUTED     CONSIDERATION
                   NAME                                SHARES              SHARES          BASIS)        DUE AT CLOSING
                   ----                      -------------------------   ----------   ----------------   --------------
Goldman Sachs (Asia) Finance                 Series A Preferred Shares   10,790,120        7.809%         US$24,900,000

DragonTech Energy Investment Limited         Series A Preferred Shares    5,460,061        3.952%         US$12,600,000

Actis China Investment Holdings No. 4 Ltd.   Series A Preferred Shares    5,416,727        3.920%         US$12,500,000

Financiere Natexis Singapore 3 Pte, Ltd.     Series A Preferred Shares    4,766,720        3.450%         US$11,000,000

Bestmanage Consultants Ltd.                  Series A Preferred Shares    4,333,381        3.136%         US$10,000,000


                                    Sch B-1

                                                                                       POST-INVESTMENT
                                                                                          OWNERSHIP
                                                                                      PERCENTAGE (ON A
                                                                         NUMBERS OF     FULLY-DILUTED     CONSIDERATION
                   NAME                                SHARES              SHARES          BASIS)        DUE AT CLOSING
                   ----                      -------------------------   ----------   ----------------   --------------
Prax Capital Fund 1, LP                      Series A Preferred Shares    3,900,043        2.823%         US$ 9,000,000
                                                                         ----------                       -------------
   TOTAL:                                                                34,667,052                       US$80,000,000
                                                                         ----------                       -------------


                                    Sch B-2

                                                                     EXHIBIT 4.4

                                   SCHEDULE D

                           MILLION POWER DISTRIBUTEES

(LIST OF INDIVIDUAL DISTRIBUTEES AND NUMBER OF SHARES)

                                             Number of Shares
                                           (Calculate based on
Name of Transferee                          90 million shares)
------------------                         -------------------
Wong Kok Fai (Macau)                              177,674
Fong Ching (Hong Kong)                            841,614
Chen Yingchih (Taiwan)                            105,201
Financiere Natexis Singapore 3 Pte, Ltd.        1,733,328
Wang Shouqi (New Zealand)                         866,664
Yin Xianfeng (New Zealand)                        654,588


                                    Exh F-1

                                    EXHIBIT K

                            REGISTRATION RIGHTS TERMS

1. INTERPRETATION.

     1.1 DEFINITIONS. The following terms used in this Exhibit K shall have the meanings ascribed to them below:

     "Applicable Securities Law" means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable laws of that jurisdiction.

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "Center" means the Hong Kong International Arbitration Centre.

     "Commission" means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the sale of securities in that jurisdiction.

     "Ordinary Shares" means the Ordinary Shares, par value US$0.01, of the Company.

     "Ordinary Share Equivalents" means warrants, options and rights exercisable for Ordinary Shares and instruments convertible or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

     "Control" of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at shareholder's meetings of such Person or power to control the composition of the board of directors of such Person; the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

     "Equity Securities" means any Ordinary Shares or Ordinary Share
Equivalents.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Form F-3" means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

     "Form S-3" means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

     "Founder" has the meaning ascribed thereto in the Share Purchase Agreement.

     "Group Company" means a Person (other than a natural person) that is controlled by the Company.

     "Holders" means the Investors, together with any permitted transferees and assigns of any Investor.

     "Holder Majority" means, as of any given time, Holders representing a majority in voting


                                     Exh L-1
power of Registrable Securities.

     "Initiating Holders" means, with respect to a request duly made under
Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

     "IPO" means a firm-commitment underwritten initial public offering of the Company's Ordinary Shares.

     "Person" means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

     "PRC" means the People's Republic of China, but solely for the purposes of this Exhibit K, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and the islands of Taiwan.

     "Preferred Shares" means the Company's outstanding Series A Preferred Shares, par value US$0.01 per share, issued pursuant to the Share Purchase Agreement.

     "Qualified IPO" means an IPO on a Qualified Exchange that values the Company at no less than US$500,000,000 immediately prior to the IPO and that results in aggregate proceeds to the Company of US$100,000,000, net of Selling Expenses.

     "Qualified Exchange" means (i) the New York Stock Exchange or the Nasdaq Stock Market's National Market System or (ii) any other exchange of recognized international reputation and standing duly approved by the Company's Board of Directors, including the affirmative vote of the Investor Directors.

     "Registration" means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms "Register" and "Registered" have meanings concomitant with the foregoing.

     "Registrable Securities" means (i) the Preferred Shares, (ii) the Ordinary Shares issuable or issued upon conversion of the Preferred Shares, (iii) all Equity Securities which may be from time to time acquired by a Holder after the date hereof and (iv) any Equity Securities of the Company issued as (or issuable upon the conversion, exchange or exercise of any Ordinary Share Equivalent) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii) and (iii), excluding in all cases, however, any Equity Securities sold by a Person in a transaction other than an assignment pursuant to Section 6.4.

     "Registration Statement" means a registration statement prepared on Forms S-1, S-2, S-3, F-1, F-2 or F-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

     "SEC" means the Securities and Exchange Commission of the United States.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Selling Expenses" means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

     "Tax Return" means any tax return, declaration, reports, estimates, claim for refund, claim for extension, information returns, or statements relating to Taxes, including any schedule or attachment thereto.

     "Taxes" means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability,


                                     Exh L-2
employment, payroll, severance or withholding tax or any other type of tax, levy, assessment, custom duty or charge imposed by any Government Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or Tax Liability incurred in connection with the determination, settlement or litigation of any Liability arising therefrom.

     "US GAAP" means generally accepted accounting principles in the United States, consistently applied.

     "Violation" has the meaning ascribed thereto in Section 5.1(a).

     1.2 INTERPRETATION. For all purposes of this Exhibit K, except as otherwise expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under US GAAP, (iii) all references in this Exhibit K to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Exhibit K, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Exhibit K as a whole and not to any particular Section or other subdivision and (vi) all references in this Exhibit K to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Exhibit K unless explicitly stated otherwise.

     1.3 INTENT. The terms of Section 2 through Section 6 of this Exhibit K are drafted primarily in contemplation of an offering of Ordinary Shares in the United States of America. The parties recognize, however, the possibility that securities may be qualified or Registered in a jurisdiction other than the United States of America for offering to the public or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts. Accordingly,

     (a) It is their intention that, whenever this Exhibit K refers to a law or institution of the United States of America but the parties wish to effectuate qualification or Registration in a different jurisdiction, reference in this Exhibit K to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question; and

     (b) It is agreed that the Company will not undertake any listing of American Depositary Receipts or any other security derivative of the Ordinary Shares unless arrangements have been made satisfactory to a Holder Majority to ensure that the spirit and intent of this Exhibit K will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

2. DEMAND REGISTRATION.

     2.1 REGISTRATION OTHER THAN ON FORM F-3. Subject to the terms of this Exhibit K, following the earlier of an IPO and the third anniversary of the Share Purchase Agreement, a Holder Majority may request the Company in writing to effect the Registration of Registrable Securities for which the reasonably anticipated aggregate price to the public, net of Selling Expenses, would be of at least US$5,000,000. Upon receipt of such a request, the Company shall (a) promptly give written notice of the proposed Registration to all other Holders and (b) as soon as practicable, cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company's delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdictions as the Initiating Holders may reasonably request; provided that the Company shall use its best efforts to cause such Registration and/or qualification to be complete within sixty (60) days of the receipt of such request. The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 2.1.


                                     Exh L-3

2.2 REGISTRATION ON FORM F-3. Subject to the terms of this Exhibit K, at any time, and from time to time, after the date that is one year after an IPO, a Holder Majority may request the Company in writing to file a Registration Statement on Form F-3 or Form S-3 (or any successor form to Form F-3 or Form S-3, or any comparable form for Registration in a jurisdiction other than the United States) for a public offering of Registrable Securities for which the reasonably anticipated aggregate price to the public, net of Selling Expenses, would be at least US$1,000,000, insofar as the Company is entitled to use Form F-3, Form S-3 or a comparable form to Register the requested Registrable Securities. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company's delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdictions as the Initiating Holders may reasonably request; provided, that the Company shall use its best efforts to cause such Registration and/or qualification to be complete within sixty (60) days of the receipt of such request.

2.3 RIGHT OF DEFERRAL.

     (a) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2, if:

          (i) within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities pursuant to Section 2.1 or Section 2.2, the Company delivers written notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement with the Commission within sixty (60) days of receipt of that request (other than a registration of securities in a transaction under Rule 145 of the Securities Act or an offering solely to employees), provided that the Company is actively employing in good faith all reasonable efforts to cause that Registration Statement to become effective as soon as practicable; or

          (ii) within six (6) months immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan).

     (b) If, after receiving a request from Holders pursuant to Section 2.1 or
Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board, it would be seriously and materially detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be seriously detrimental, provided that such deferral by the Company shall not exceed sixty (60) days from the receipt of any request duly submitted by Holders under Section 2.1 or Section 2.2 to Register Registrable Securities; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

2.4 UNDERWRITTEN OFFERINGS. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwriting, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Sections 2.1 and 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by Initiating Holders representing a majority in voting power of the Registrable Securities held by the Initiating Holders) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders representing a majority in voting power of the Registrable Securities held by the Initiating Holders. Notwithstanding any other


                                     Exh L-4
provision of this Exhibit K, if the managing underwriter advises the Company that marketing factors (including the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Equity Securities to be underwritten, the underwriters may exclude such number of Registrable Securities from the underwriting as required after excluding any other Equity Securities (including, without limitation, any Equity Securities which the Company may seek to include in the underwriting for its own account all Equity Securities that are not Registrable Securities and held by persons other than Holders) from the underwriting. If a limitation of the number of Registrable Securities is required pursuant to this Section 2.4, the number of Registrable Securities that may be included in the underwriting by selling Holders shall be allocated among such Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders would otherwise be entitled to include in the Registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the Registration.

3. PIGGYBACK REGISTRATIONS.

     3.1 REGISTRATION OF THE COMPANY'S SECURITIES. Subject to Section 3.3, if the Company proposes to Register any Equity Securities for its own account or for the account of any Person that is not a Holder, then in connection with the public offering of such securities, the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within twenty (20) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

     3.2 RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

     3.3 UNDERWRITING REQUIREMENTS.

     (a) In connection with any offering involving an underwriting of the Company's Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder's Registrable Securities are included in the underwriting and such Holder enters into an underwriting agreement in customary form with the underwriters selected by the Company and setting forth such terms for the underwriting as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Equity Securities to be underwritten, the underwriters may exclude some or all Registrable Securities from the Registration and underwriting after excluding any other Equity Securities (including, without limitation, all Equity Securities that are not Registrable Securities and held by persons other than Holders) from the underwriting, and the number of Equity Securities and Registrable Securities that may be included in the Registration and the underwriting shall be allocated (i) first, to the Company, (ii) second, among the Holders requesting inclusion of their Registrable Securities in such Registration Statement in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders would otherwise be entitled to include in the Registration and (iii) third, to any other shareholder other than a Holder on a pro rata basis; provided, that the right of the underwriter to exclude any Registrable Securities from the Registration and underwriting as described above shall be restricted such that Registrable Securities requested to be included by the Holders may not be reduced below 25% of the Ordinary Shares to be included in the Registration and underwriting, as determined on a fully-diluted,


                                     Exh L-5
as-converted basis, and in no event shall participation in the Registration by a shareholder other than a Holder exclude a Holder from the Registration.

     (b) If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

     3.4 EXEMPT TRANSACTIONS. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company stock plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable), or
(iii) on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities.

4. PROCEDURES.

     4.1 REGISTRATION PROCEDURES AND OBLIGATIONS. Whenever required under this Exhibit K to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as possible:

     (a) Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective;

     (b) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Law with respect to the disposition of all securities covered by the Registration Statement;

     (c) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Law, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

     (d) Use its commercially reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities laws of any jurisdiction, as reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions, and provided further that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, those expenses shall be payable pro rata by selling shareholders;

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the offering. Each shareholder participating in the underwriting shall also enter into and perform its obligations under such an agreement;

     (f) Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Law or of the happening of any event as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (g) Provide a transfer agent and registrar for all Registrable Securities Registered


                                     Exh L-6
pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration;

     (h) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Exhibit K, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Exhibit K, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

     (i) Take all reasonable action necessary to list the Registrable Securities on the primary exchange upon which the Company's securities are traded or, in connection with an IPO, the primary exchange upon which the Company's securities will be traded; and

     (j) Make its officers and management team available for investor road shows and other meetings as deemed necessary by the Holders or the underwriters.

     4.2 INFORMATION FROM HOLDER. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Exhibit K with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder's Registrable Securities.

     4.3 EXPENSES OF REGISTRATION. All expenses, other than Selling Expenses, incurred in connection with Registrations, filings or qualifications pursuant to this Exhibit K, including (without limitation) all Registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, underwriters, and any selling Holders, shall be borne by the Company.

     4.4 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any Registration as the result of any controversy that may arise with respect to the interpretation or implementation of this Exhibit K.

5. INDEMNIFICATION.

     5.1 COMPANY INDEMNITY.

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, such Holder's officers, directors, shareholders, legal counsel and accountants, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls (as defined in the Securities
Act) such Holder or underwriter against any losses, claims, damages or liabilities (joint or several) to which they may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such


                                     Exh L-7
loss, claim, damage, liability or action.

     (b) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by any such Holder, underwriter or controlling person.

     (c) With respect to any preliminary prospectus, the foregoing indemnity shall not inure to the benefit of any Holder or underwriter, or any Person controlling (within the meaning of the Securities Act) such Holder or underwriter, from whom the Person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such Person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such Person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     5.2 HOLDER INDEMNITY.

     (a) To the extent permitted by law, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action.

     (b) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and in no event shall any indemnity under this
Section 5.2 exceed the net proceeds from the offering received by such Holder.

     5.3 NOTICE OF INDEMNIFICATION CLAIM. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under
Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the


                                     Exh L-8
indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

     5.4 CONTRIBUTION. If any indemnification provided for in Section 5.1 or
Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     5.5 UNDERWRITING AGREEMENT. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     5.6 SURVIVAL. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Exhibit K, and otherwise.

6. ADDITIONAL UNDERTAKINGS.

     6.1 REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Law that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Commission Rule 144 (or comparable provision under Applicable Securities Laws in any jurisdiction where the Company's securities are listed), at all times following ninety (90) days after the effective date of a Qualified IPO;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

          (c) at any time following sixty (60) days after the effective date of an initial public offering by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company's securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as may be filed by the Company with the Commission, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company's Securities are listed).

     6.2 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date hereof,


                                     Exh L-9
the Company shall not, without the prior written consent of the Holders representing at least two-thirds in voting power of the Registrable Securities, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would (a) grant such holder or prospective holder any registration rights superior to or in parity with those rights granted pursuant to this Exhibit K, (b) allow such holder or prospective holder to include such securities in any Registration filed under Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included, or (c) allow such holder or prospective holder to demand Registration of their securities.

     6.3 TERMINATION OF REGISTRATION RIGHTS.

          (a) Notwithstanding anything to the contrary in this Exhibit K, the registration rights set forth in Section 2 and Section 3 of this Exhibit K shall terminate on the fifth anniversary of the Closing Date (as defined in the Share Purchase Agreement);

          (b) Notwithstanding anything to the contrary in this Exhibit K, if (i) the Company obtains from the Commission a "no-action" letter in which the Commission indicated that it will take no action if, without Registration under the Securities Act or other Applicable Securities Laws, any Holder disposes of Registrable Securities covered by any request for Registration made under this Exhibit K in the specific manner in which the Holder proposes to dispose of Registrable Securities included in that request (including, without limitation, inclusion of the Registrable Securities in an underwriting initiated by either the Company or the Holders) and that the Registrable Securities may be sold to the public without Registration or (ii) in the opinion of counsel for the Company subject to concurrence by counsel for the Holder, no Registration under the Securities Act (or other Applicable Securities Law) is required in connection with the disposition and that the Registrable Securities may be sold to the public without Registration, then in the case of either (i) or (ii), the Registrable Securities included in the request for Registration, shall not be eligible for Registration under Section 2 with respect to the proposed disposition. Any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Exhibit K with respect to other proposed dispositions to which this Section 6.3 does not apply.

     6.4 ASSIGNMENT OF REGISTRATION RIGHTS. The right to cause the Company to Register Registrable Securities pursuant to this Exhibit K may be assigned by any Holder to a transferee or assignee of such securities, provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Exhibit K.

     6.5 EXERCISE OF PREFERRED SHARES. Notwithstanding anything to the contrary provided in this Exhibit K, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares prior to Registration.


                                    Exh L-10